UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2014

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Rohan F. Hastie. On September 2, 2014, Rohan F. Hastie announced his resignation as an executive officer of Hologic, Inc. (the “Company”). Prior to his resignation, Mr. Hastie served as Division President, Diagnostics. Mr. Hastie will remain with the Company until November 28, 2014, the effective date of his resignation, to assist in the transition to a new Division President, Diagnostics.

(e) Rohan F. Hastie Separation Agreement. In connection with Mr. Hastie’s resignation, Mr. Hastie and the Company entered into a Separation Agreement and General Release of All Claims (the “Separation Agreement”), dated September 2, 2014.

A summary of the material terms and conditions of the Separation Agreement is set forth below. The below description of the Separation Agreement does not purport to be complete and it is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Mr. Hastie’s agreement to resign was at the request of the Company, and therefore constituted a termination without cause under his Severance Agreement with the Company, dated September 19, 2013 (the “Severance Agreement”). The Separation Agreement provides that Mr. Hastie will remain with the Company through November 28, 2014 (the “Resignation Date”) to assist with the transition to his successor.

Under the terms of the Separation Agreement and until the Resignation Date, (i) Mr. Hastie will continue to receive his base salary of $425,000 per year, (ii) Mr. Hastie will continue to participate in the Company’s Short-Term Incentive Plan for the 2014 fiscal year subject to and in accordance with its terms, (iii) Mr. Hastie’s outstanding equity awards will remain outstanding and continue to vest subject to and in accordance with their respective terms, and (iv) Mr. Hastie will be entitled to continue to participate in any and all retirement, medical, dental, life insurance and other employee benefit plans in which he participated as of the date of the Separation Agreement.

Following the Resignation Date and subject to Mr. Hastie executing a general release of all claims, Mr. Hastie will be entitled to receive severance benefits, which correspond to the severance benefits he otherwise would have been entitled to receive under the Severance Agreement, equal to $531,250 (corresponding to fifteen (15) month’s base salary) to be paid out pro-rata over the succeeding fifteen-month period in accordance with normal payroll practices for the Company’s senior executive officers. The Separation Agreement also provides that Mr. Hastie’s non-disclosure and developments agreement will remain in effect. The Separation Agreement supersedes and replaces in its entirety the Severance Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation and Release Agreement by and between Rohan F. Hastie and Hologic, dated September 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2014	HOLOGIC, INC.

	By:	/s/ Mark J. Casey
Mark J. Casey
Senior Vice President, Chief Administrative Officer, General Counsel & Secretary